For the annual period ended (a)

September 30, 1996 File number (c)811-

6677

                          SUB-ITEM 77

0

                             EXHIBITS

           Transactions Effected Pursuant
to Rule 10f-3 1.          Name of Issuer
       Cincinnati Milacron

2.   Date of Purchase
       5/14/96

3.   Number of
Securities Purchased
       6,800

4.   Dollar Amount of
Purchase
       $166,600

5.   Price Per Unit
       $24.50

6.   Name(s) of Underwriter(s)
or Dealer(s)
     From whom Purchased
       First Boston

7.   Other Members of the Underwriting
Syndicate
       Merrill Lync, Pierce, Fenner
       and Smith Inc. Prudential
       Securities Incorporated
       CS First Boston
       Corporation J.P.
       Morgan
       Securities
       Stifel, Nicholas
       & Co. Inc. BT
       Securities
       Barrington
       Research Analyst
       Alex Brown &
       Sons
       Credit
       Lyonnai
       s
       Securit
       ies AG
       Edwards
       and
       Sons
       Lazard
       Freres
       LLC
       McDonal
       d & Co.
       Inc.
       Schroed
       er
       Werthei
       m & Co.
       Inc.